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                         SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549

                                      FORM 8-K

                                   CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):
        July 7, 1994




                        VOLT INFORMATION SCIENCES, INC.
                 (Exact name of registrant as specified in its charter)

          New York                   1-9232        13-5658129
(State or other jurisdiction of    (Commission File   (I.R.S.
incorporation)                      Number)       Employer
                                                  Identification
                                                  No.)

1221 Avenue of the Americas, New York, New York           10020
       (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:(212) 704-2400

                       Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
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Item 5.    Other Events


On July 7, 1994, Volt Information Sciences, Inc. entered into a long-term joint venture agreement to publish the official White Pages, Yellow Pages and Street Guides for Rio de Janeiro (Rio). The Company acquired a 50 percent interest in Telelistas Editora Ltda., a Brazilian company which recently obtained a contract to publish Rio's telephone directories on behalf of TELERJ, the government-owned telephone company in Rio. The acquisition does not involve the acquisition of a significant amount of assets within the meaning of item 2 of Form 8-K.

The company expects to invest approximately $8 million over the next 12 months in the joint venture as well as to provide technology and expertise and key personnel in directory production and sales and marketing.


                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              VOLT INFORMATION SCIENCES, INC.
                                    (Registrant)





                               BY   s/ JACK EGAN
Date:  July 14, 1994                JACK  EGAN
                               Vice President -
                               Corporate Accounting
                               (Principal Accounting Officer)